Exhibit 10.7(h)

SEVENTH AMENDMENT TO LEASE AGREEMENT

THIS SEVENTH AMENDMENT TO LEASE AGREEMENT is made and entered into as of the 23rd day of July, 2004, between RAINIER COMMONS, LLC, a Washington limited liability company (“Lessor”), and TULLY’S COFFEE CORPORATION, a Washington corporation (“Lessee”).

RECITALS

A. Pursuant to that certain Lease Agreement dated August 16, 1999, entered into between Kent Central, LLC (“KCL”) and Lessee, as modified by those certain amendments described in the attached Exhibit B (collectively, the “KCL Lease”), KCL agreed to lease to Lessee certain premises as further described in the Lease (the “Original Lease Premises”) on the real property located at 3100 Airport Way South, Seattle, Washington, which is legally described as set forth on the attached Exhibit A (the “Property”). On July 17, 2003, Lessor purchased the Property from KCL, and thereby assumed all of KCL’s rights and obligations under Lease. Lessor and Lessee modified the lease by the Sixth Amendment to Lease Agreement dated as of June 26, 2003, which became effective upon the July 17, 2003 closing of the purchase of the Property from KCL (the “Sixth Amendment”). The KCL Lease, as modified by the Sixth Amendment, is referred to herein as the Lease.

B. Lessor and Lessee have agreed to make certain modifications to the Lease on the terms and conditions set forth in this Seventh Amendment to Lease Agreement (the “Seventh Amendment”).

AGREEMENT

NOW, THEREFORE, in consideration of foregoing and the promises made below, and other good and valuable consideration, the parties agree as follows:

1. Definition. Except as otherwise stated in this Seventh Amendment, terms which are defined in the Lease shall have the same meanings for this Seventh Amendment.

2. Amendments. Effective as provided herein, the Lease is hereby amended as follows:

2.1 Cell Towers Sublease: Under the Option and Sublease Agreement dated as of December 21, 2001 (the “2001 Sublease”), Lessee is sub-lessor to AT&T Wireless Services, Inc. (“AWS”) with respect to portions of the Tully’s premises, for purposes of operation of AWS’s communications antenna and equipment (the “AWS Equipment”). Lessor and Lessee desire to have the AWS Equipment relocated to a different location in the Property (described on Exhibit E attached hereto), and AWS has agreed to relocate the AWS Equipment at the expense of AWS, provided that a new sub-lease agreement is executed by AWS and Lessee (terminating the 2001 Sublease), and provided that Lessor shall give its written consent for the new sub-lease. For purposes of this section 2.2, “relocation” shall mean the removal of the equipment currently comprising the AWS Equipment and the installation of new equipment at such locations in the Property as are agreed to by Lessor, Lessee and AWS. Lessor and Lessee have agreed as follows:

a) Lessor and Lessee shall reasonably cooperate with AWS in the evaluation and planning for the relocation of the AWS Equipment.

b) Lessee shall execute a Sublease Agreement in substantially the form attached hereto as Exhibit C (the “New AWS Sublease”) as soon as reasonably possible. Within five business days after the later of (1) the date Lessee delivers the New AWS Sublease executed by Lessee and AWS to Lessor and (2) the execution of this Seventh Amendment by the parties hereto, Lessor shall give its written consent to the New AWS Sublease by executing the Landlord’s Consent to Sublease the form of which is attached hereto as Exhibit D. Provided that the New AWS Sublease has been executed in their respective capacities by AWS, Lessee and Lessor:

1)	Lessor and Lessee shall reasonably cooperate with AWS in the relocation of the AWS Equipment to such extent as may be provided in the New AWS Sublease.

2)	Upon completion of the relocation of the AWS Equipment as provided in the New AWS Sublease: (i) the portion of the Tully’s Premises that previously was used for the AWS Equipment shall be removed from the Tully’s Premises and thereafter shall be included in the Available Space and (ii) the portion of the Property that is used for the AWS Equipment after the relocation as described on Exhibit E shall be added to the Tully’s Premises.

3)	The modification of the Tully’s Premises in connection with the relocation of the AWS Equipment shall not result in any change to the amount of Rent and Monthly Operating Expenses payable by Lessee under the Lease.

3. Notice. All notices or other communications required or contemplated by the Lease shall be in writing, and shall be sent with a delivery receipt required by (a) courier, (b) certified first class or express mail, or (c) registered first class or express mail to the address for each party designated below or to such other address as either party may designate in a notice that complies with this paragraph.

If to Lessee:	Tully’s Coffee Corporation
3100 Airport Way South
Seattle, WA 98134
Attention: President

With a copy to:	Carney Badley Spellman
700 Fifth Avenue, Suite 5800
Seattle, WA 98104

If to Lessor:	Rainier Commons LLC
1420 Fifth Ave., Suite 2625
Seattle, WA 98101

With a copy to:	Philip Roberts
Ryan, Swanson & Cleveland, PLLC
1201 Third Avenue, Suite 3400
Seattle, WA 98101

4. No other charges. Except as modified by this Seventh Amendment and as otherwise agreed upon herein, all other terms of the Lease, including limitation all exhibits thereto, remain unchanged and in full force and effect.

5. Conflict and Construction; Definitions. In the event of any conflict between the terms of this Seventh Amendment and the terms of the Lease, the terms and provisions of this Seventh Amendment shall prevail. Capitalized terms not otherwise defined in this Seventh Amendment shall have the meanings set forth in the Lease.

6. Successor and Assigns. The terms and provisions of this Seventh Amendment shall bind and injure to the benefit of Lessor and Lessee and their respective successors and assigns. This Seventh Amendment may not be assigned by their party except in connection with an assignment of the Lease in accordance with the terms of the Lease.

7. Counterparts; Facsimile. This Seventh Amendment of Lease Agreement may be executed in counterparts, each of which will be deemed an original, but all of which together will constitute one and the same instrument. Executed counterparts may be executed and transmitted via facsimile and such version shall be deemed an original.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Lessor and Lessee have executed this Seventh Amendment effective as the date set forth above.

LESSOR:		LESSEE:

RAINIER COMMONS, LLC		TULLY’S COFFEE CORPORATION

By:	/s/ Brett Goldfarb	By:	/s/ Kristopher S. Galvin
	Brett Goldfarb		Kristopher S. Galvin
Its:	Voting Member	Its:	Executive Vice President

By:	/s/ Shimon Mizrahi
Shimon Mizrahi
Its:	Voting Member

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Brett Goldfarb and Shimon Mizrahi are the persons who appeared before me, and said persons acknowledged that they signed this instrument, on oath stated that they were authorized to execute the instrument and acknowledged it as the Members of RAINIER COMMONS, LLC, to be the free and voluntary act and deed of said limited liability company, for the uses and purposes mentioned in the instrument.

WITNESS my hand and official seal hereto affixed on this 7th day of October, 2004.

[NOTARY SEAL OF PHILIP M. ROBERTS]	/s/ Philip M. Roberts
Philip M. Roberts (Print Name)
Notary Public in and for the State of Washington, residing at Seattle, WA
My Commission Expires: March 15, 2006

STATE OF WASHINGTON	)
) ss.
COUNTY OF KING	)

I certify that I know or have satisfactory evidence that Kristopher S. Galvin is the person who appeared before me, and said person acknowledged that he signed this instrument, on oath stated that he was authorized to execute the instrument and acknowledged it as the Executive Vice President of TULLY’S COFFEE CORPORATION, to be the free and voluntary act and deed of said corporation, for the uses and purposes mentioned in the instrument.

WITNESS my hand and official seal hereto affixed on this 23rd day of July, 2004.

[NOTARY SEAL OF PEGGY L. PRITCHARD]	/s/ Peggy L. Pritchard
Peggy L. Pritchard (Print Name)
Notary Public in and for the State of Washington, residing at King County
My Commission Expires: 1- 15- 06

EXHIBIT A

LEGAL DESCRIPTION OF PROPERTY

PARCEL 2:

Lots 1 through 6, Block 233, Seattle Tidelands, in King County, Washington, as shown on the official maps on file in the Office of the Commissioner of Public Lands at Olympia, Washington;

TOGETHER WITH Lots 1 through 12, Block 17, Hanford’s Addition to South Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 37, in King County, Washington;

TOGETHER WITH ALL of vacated alley in said Block 17, as vacated under City of Seattle Ordinance No. 38522;

TOGETHER WITH Lots 1 through 12, Block 16, Hanford’s Addition to South Seattle, according to the plat thereof recorded in Volume 1 of Plats, page 37, in King County, Washington;

TOGETHER WITH ALL of vacated alley in said Blocks 16, as vacated under City of Seattle Ordinance No. 38521;

TOGETHER WITH ALL of vacated South Winthrop Street between said Blocks 16 and 17, as vacated under City of Seattle Ordinance No. 38522;

TOGETHER WITH that portion of vacated South Hanford Street adjoining Block 16, as vacated under City of Seattle Ordinance No. 69571 and would attach by operation of law;

TOGETHER WITH that portion of vacated Tenth Avenue South, as vacated under City of Seattle Ordinance No. 95836, and described as follows:

BEGINNING at the intersection of the production south of the East line of Block 16 of said Plat of Hanford’s Addition to South Seattle and the Westerly right-of-way line of the Seattle Freeway (Primary State Highway No. 1); thence Northerly along said Westerly right-of-way line to the production east of the North line of Lot 12, Block 17 of said plat; thence West along said produced line to the East line of Block 17; thence South along said East line and the same produced and along the East line of Block 16 to the POINT OF BEGINNING; EXCEPT from the above described Parcel 2 any portion lying within the Northern Pacific Railway Company right-of-way; EXCEPT that portion as conveyed to the State of Washington for Primary State Highway No. 1 by deed recorded under Recording No. 6199964.

EXHIBIT B

AMENDMENTS TO THE LEASE AGREEMENT

AMENDMENTS TO THE ORIGINAL LEASE

1. First Lease Amendment dated December 17, 1999, entered into between KCL and Lessee;

2. Second Lease Amendment dated June 6, 2000, entered into between KCL and Lessee;

3. Third Lease Amendment dated November 7, 2000, entered into between KCL and Lessee;

4. Fourth Lease Amendment dated February 21, 2001, entered into between KCL and Lessee; and

5. Fifth Lease Amendment dated November 1, 2002, entered into between KCL and Lessee;

AMENDMENTS BETWEEN LESSEE AND LESSOR

1. Sixth Amendment to Lease Agreement dated as of June 26, 2003, entered into between Lessor and Lessee

Exhibit C

Form of Tully’s - ATT Wireless Services, Inc. Cell Tower Sublease

[attach the form of the AWS cell tower sublease]

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